As filed with the U.S. Securities and Exchange Commission on February 25, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Enovix Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-3174357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3501 W. Warren Avenue
Fremont, CA 94538
(Address of principal executive offices, including zip code)

Enovix Corporation 2021 Equity Incentive Plan
Enovix Corporation 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Arthi Chakravarthy
Chief Legal Officer
Enovix Corporation
3501 W. Warren Avenue
Fremont, CA 94538
Telephone: (510) 695-2350
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael Penney
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Enovix Corporation (the “Registrant”) is filing this Registration Statement for the purpose of registering (i) an additional 8,662,339 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) an additional 2,000,000 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The shares of Common Stock being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which the Registration Statements on Form S-8 were filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2021 (File No. 333-259730), August 24, 2022 (File No. 333-267050), August 9, 2023 (File 333-273847), August 5, 2024 (File 333-281261), and February 25, 2025 (File No. 333-285209) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and the 2021 ESPP, as applicable, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information that is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (including documents or information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto), unless the report or filing containing such information indicates that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the SEC on February 25, 2026;
(b)    the Registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2026 (only with respect to Item 5.02 thereof); and
(c)    the description of the Registrant’s Common Stock that is contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022 filed with the SEC on March 25, 2022, including any amendment or supplements thereto.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Enovix Corporation.	8-K	001-39753	3.1	July 19, 2021
4.2	Amended and Restated Bylaws of Enovix Corporation.	8-K	001-39753	3.2	July 19, 2021
4.3	Specimen Common Stock Certificate.	S-4/A	333-253976	4.5	June 21, 2021
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on signature page hereto).
99.1	2021 Equity Incentive Plan.	8-K	001-39753	10.2	July 19, 2021
99.2	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.11	June 21, 2021
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-4/A	333-253976	10.12	June 21, 2021
99.4	Forms of Restricted Stock Unit Grant Notice for Long-Term Incentive Plan Award and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	10-Q	001-39753	10.1	August 16, 2022
99.5	Form of Global RSU Award Grant Notice under the 2023 Long-Term Incentive Plan	10-Q	001-39753	10.7	May 5, 2023
99.6	2021 Employee Stock Purchase Plan.	8-K	001-39753	10.5	July 19, 2021
99.7	Form of 2024 Performance Stock Unit Award Grant Notice and Agreement under the 2021 Equity Incentive Plan	10-Q	001-39753	10.2	May 7, 2024
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 25th day of February, 2026.

ENOVIX CORPORATION

By:	/s/ Raj Talluri
Dr. Raj Talluri
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Raj Talluri and Ryan Benton, and each of them, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Talluri	President and Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2026
Dr. Raj Talluri

/s/ Ryan Benton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 25, 2026
Ryan Benton

/s/ Thurman John Rodgers	Chairman of the Board of Directors	February 25, 2026
Thurman John Rodgers

/s/ Betsy Atkins	Director	February 25, 2026
Betsy Atkins

/s/ Pegah Ebrahimi	Director	February 25, 2026
Pegah Ebrahimi

/s/ Bernard Gutmann	Director	February 25, 2026
Bernard Gutmann

/s/ Joseph Malchow	Director	February 25, 2026
Joseph Malchow

/s/ John Daniel McCranie	Director	February 25, 2026
John Daniel McCranie

/s/ Gregory Reichow	Director	February 25, 2026
Gregory Reichow

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